Exhibit 99.1

         Atlantic Coast Federal to Become Atlantic Coast Bank

    WAYCROSS, Ga.--(BUSINESS WIRE)--July 17, 2006--

     Company Announces New Small Business Products and Initiatives

    Atlantic Coast Federal Corporation (NASDAQ: ACFC), the holding company for Atlantic Coast Federal, today announced that the Company will change the name of its banking unit to Atlantic Coast Bank. The renaming effort is expected to begin later this month with a new identity program for the bank, advertising and media support, as well as signage changes at the branches that are expected to be completed during the next six months. While the change in no way affects the operations of the bank, its customers, or its service, the new name better reflects the bank's current breadth of products, expanded capabilities, and focus on business development, especially in growing coastal markets like Jacksonville.
    Commenting on the announcement, Robert J. Larison, Jr., President and Chief Executive Officer, said, "In 2000, we converted our charter to a stock savings association in order to expand the bank's reach to new customers. As a bank, versus our prior credit union status, we have been able to extend our product line with commercial lending and small business-oriented products that, in turn, have helped accelerate our growth and add additional momentum to our business. The capital we raised in our October 2004 initial public offering supports those efforts and underscores the success we have achieved with these new strategies.
    "Since our banking activities are no longer as limited in scope, and with a much stronger capital base to further our expansion, we think it is fitting to add Bank to our new name," Larison added. "We believe this change expresses more clearly our expanded capabilities as a full-service bank, articulates our broader focus to current and potential customers, and helps convey the vision we have for banking along the Atlantic Coast."
    In regard to the Atlantic Coast's expanding product line, Larison noted that, along with a generally stronger focus on commercial lending, the Bank recently has introduced new products targeted at small business customers. These new products include business checking accounts and business lines of credit. Atlantic Coast also has introduced Private Banking to the Jacksonville market as a way of integrating and enhancing an array of products and services for business owners and professionals.

    Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Federal, a federally chartered and insured stock savings association that was organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. In November 2000, the credit union converted its charter from a federal credit union to a federal mutual savings association and, in January 2003, Atlantic Coast Federal Corporation was formed as the holding company. The Company completed its initial public stock offering in October 2004. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.acfederal.net, under the Investor Information section.

    Atlantic Coast Federal, with approximately $771 million in assets as of March 31, 2006, is a community-oriented financial institution. It serves southeastern Georgia and northeastern Florida through 13 offices, including a growing presence in the Jacksonville metropolitan area. Atlantic Coast Federal expects to open two additional branches in St. Johns County, Florida, in the next year.

    This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," expected, "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

    CONTACT: Corporate Communications, Inc.
             Patrick J. Watson, 615-254-3376